CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated November 25, 2020 on the financial statements and financial highlights of Fuller & Thaler Behavioral Small-Cap Equity Fund, Fuller & Thaler Behavioral Small-Cap Growth Fund, Fuller & Thaler Behavioral Mid-Cap Value Fund, Fuller & Thaler Behavioral Unconstrained Equity Fund, Fuller & Thaler Behavioral Small-Mid Core Equity Fund and Fuller & Thaler Behavioral Micro-Cap Equity Fund, each a series of the Capitol Series Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2020, in Post-Effective Amendment Number 108 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 333-191495), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

January 29, 2021